                                                                       EXHIBIT G



                        DIRECTORS AND EXECUTIVE OFFICERS
                   OF CARSO GLOBAL TELECOM, S.A. de C.V. and
                       TELEFONOS DE MEXICO, S.A. de C.V.

     The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each of the directors and executive officers of Carso Global Telecom, S.A. de C.V. ("Carso") and Telefonos de Mexico, S.A. de C.V. ("Telmex") is set forth below. Each of the directors and executive officers listed below is a citizen of Mexico, unless otherwise indicated. An asterisk (* ) indicates citizens of the United States, a cross (+) indicates citizens of France. The business address of each director and officer of Carso is: Insurgentes Sur 1500 Col. Pena Pobre Tlalpan, Mexico, D.F., 14060. The business address of each director and officer of Telmex is: Parque Via 190, Colonia Cuauhtemoc, 06599 Mexico, D.F., Mexico.


                      Carso Global Telecom, S.A. de C.V.
                      ----------------------------------


Name and Business               Present Principal Occupation or Employment
-----------------               ------------------------------------------

Directors
---------
Carlos Slim Helu                Chairman of the Board of the Carso and Telmex

Isidoro Ambe Attar              Sales Director of Telmex

Fernando G. Chico Pardo         President of Promecap, S.C.

Jaime Chico Pardo               CEO of Telmex

Arturo Elias Ayub               Regulatory Officer of Telmex

Claudio X. Gonzalez Laporte     CEO and Chairman of the Board of Kimberly Clark de
                                Mexico

Humberto Gutierrez-Olvera       CEO of Condumex
Zubizarreta

Daniel Hajj Aboumrad            CEO of Radio Movil Dipsa, S.A. de C.V.

Alfredo Sanchez Alcantara       President of Consorcio Red Uno, S.A. de C.V.

Gerardo Sanchez Alcantara       Private Investor

Carlos Slim Domit               President of Grupo Carso, S.A. de C.V.


Name and Business               Present Principal Occupation or Employment
-----------------               ------------------------------------------
Marco A. Slim Domit             President of Grupo Financiero Inbursa, S.A. de C.V.

Patricio Slim Domit             President of Industrias Nacobre

Eduardo Valdes Acra             Vice-President of Grupo Financiero Inbursa, S.A. de
                                C.V.

Andres Vasquez del Mercado      Marketing Director of the Company

Executive Officers
------------------

Roberto Isaac Rodriguez Galvez  CEO


                              Telefonos de Mexico, S.A. de C.V.
                              ---------------------------------


Name and Business                Present Principal Occupation or Employment
-----------------                ------------------------------------------

Directors
---------
Carlos Slim Helu                 Chairman of the Board of the Telmex and Carso

David Antonio Ibarra Munoz       Consultant

Claudio X. Gonzalez              President of the Board of Kimberly Clark de Mexico

Jaime Chico Pardo                CEO of Telmex

Antonio Cosio Arino              General Manager, Cia. Industrial De Tepeji Del
                                 Rio, S.A. de C.V.

Amparo Espinosa Rugarcia         Director, Centro de Documentacion y Estudios de
                                 Mujeres, A.C.

Elmer Franco Macias              President and Director, Grupo Infra, S.A. de C.V.

Angel Losada Moreno              Executive Vice-President, Gigante, S.A. de C.V.

Romulo O'Farrill Jr.             Chairman and General Manager, Novedades Editores,
                                 S.A. de C.V.

Juan Antonio Perez Simon         Vice Chairman of the Board of Telmex


Name and Business                Present Principal Occupation or Employment
-----------------                ------------------------------------------
Bernardo Quintana Isaac          Executive Vice-President, Empresas ICA Sociedad
                                 Controladora, S.A. de C.V.

Carlos Slim Domit                General Manager, Sanborns Hnos., S.A.

John H. Atterbury III*           President and CEO, SBC International Operations

Richard C. Dietz*                President, SBC International Inc. (Mexico)

Claude Benmussa+                 Director of Accounting and Financial Control,
                                 France Telecom/Resources

Pierre Fortin+                   President, France Cable et Radio Mexico, S.A. de
                                 C.V.

Michel Hirsch+                   Director, International Affairs, France Telecom

J. Cliff Eason*                  President, SBC International

Jean-Pierre Achouche+            Director of Public Networks, France Cables et
                                 Radio de Mexico

Thierry Zylberberg+              General Manager, France Cables et Radio de Mexico

Bernard Perillon+                CFO, France Cables et Radio de Mexico

Executive Officers
------------------

Pedro Cerisola y Weber           Divisional Director, Metro West Region

Rafael Mendoza Ortiz             Divisional Director, Metro East Region

Gerardo Leal Garza               Divisional Director, Metro South Region

Jorge L. Suategui Esquivel       Divisional Director, Central Region

Jose M. Pacheco Gamboa           Divisional Director, Southeast Region

Javier Coca Muniz                Divisional Director, Gulf-Pacific Region

Leopoldo Muro Pico               Divisional Director, Western Region

Facundo Alonso Garcia            Divisional Director, Northeast Region

Raymundo Paulin Velasco          Divisional Director, Northwest Region


Name and Business                Present Principal Occupation or Employment
-----------------                ------------------------------------------
Miguel Angel Vera Garcia         Divisional Director, North Region

Isidoro Ambe Attar               Director, Retail Marketing

B. Andres Vazquez del Mercado    Director, Residential Marketing

Arturo Elias Ayub                Director, Commercial, Regulations and New
                                 Technologies

Roberto I. Rodriguez             Director of International Markets

Eduardo Gomez Chibli             Technical Director and Director of Long-Distance
                                 Services

Hector Slim Seade                Director of Procurement

Oscar von Hauske Solis           Director of Systems and Procedures

J. Adolfo Cerezo Perez           Director of Finance and Administration

Javier Elguea Solis              Director of Human Resources

Sergio Medina Noriega            General Counsel